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                                                                   EXHIBIT 12(B)

I, Gary L. French, President and Principal Executive Officer, and I, John W. Clark, Treasurer and Principal Financial Officer, of Select Sector SPDR(R) Trust (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:   /s/ Gary L. French
      -------------------------------------------
      Gary L. French
      President and Principal Executive Officer

Date: November 20, 2006

By:   /s/ John W. Clark
      -------------------------------------------
      John W. Clark
      President and Principal Financial Officer

Date: November 20, 2006